UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010 (December 27, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of Xfone, Inc.'s (the “Company”) shareholders (the “Meeting”) was held on December 27, 2010, at the offices of Gersten Savage LLP in New York, New York.  The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission on November 18, 2010 (File No. 001-32521 which can be viewed at: www.sec.gov).

On November 4, 2010, the record date for the Meeting, 21,119,488 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding. A quorum of 15,848,130 shares of Common Stock (75.04%) were present or represented at the Meeting. The following items of business were voted upon by the stockholders at the Meeting:

A proposal to elect two directors (Niv Krikov and Timothy Farrar) and re-elect three directors (Itzhak Almog, Israel Singer and Arie Rosenfeld), each such director to serve until the 2011 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. The voting results were as follows:

Name of Nominee for Director	For	Withheld
Itzhak Almog	12,829,802	68,271
Israel Singer	12,829,802	68,271
Arie Rosenfeld	12,829,802	68,271
Niv Krikov	9,554,359	3,343,714
Timothy Farrar	12,830,077	67,996

A proposal to approve the appointment of Baker Tilly Virchow Krause, LLP, independent members of Baker Tilly International, as the Company’s Independent Certified Public Accountants, for the second and third quarters in the fiscal year ending December 31, 2010, the audit of the Company’s fiscal year ending December 31, 2010, and the first quarter in the fiscal year ending December 31, 2011. The voting results were as follows:

For	Against	Abstained
15,434,681	62,996	350,453

Item 8.01 Other Events.

Third Amendment to Financial Services and Business Development Consulting Agreement with Dionysos Investments (1999) Ltd.

Background

As previously disclosed, the Company is a party to a certain Financial Services and Business Development Consulting Agreement, which it entered into on November 18, 2004 with an effective date of January 1, 2005, and amended on February 8, 2007 and January 15, 2009 (as so amended, the “Consulting Agreement”), with Dionysos Investments (1999) Ltd. (“Dionysos”).  Pursuant to the Consulting Agreement, Dionysos assists the Company with financial activities, financial reports, mergers & acquisitions and other business development services. The Consulting Agreement had an initial term of two years and is automatically renewable for successive two-year periods.

Mr. Haim Nissenson, a consultant of the Company since its inception and father of Mr. Guy Nissenson, the Company's President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Recent Development

On December 27, 2010, pursuant to the recommendation of the Audit Committee of the Company and the resolution of the Board of Directors, the Company and Dionysos entered into a Third Amendment to the Consulting Agreement (the “Third Amendment”).  The Third Amendment confirmed the automatic renewal of the Consulting Agreement for an additional two-year period ending on December 31, 2012. The parties agreed that Dionysos will be compensated $12,700 per month, beginning on January 1, 2011, plus reimbursements for expenses, and will receive a success fee equal to 0.5% of the gross proceeds of any investments in the Company made by Israeli investors during fiscal 2011 and/or 2012 that result from Dionysos’ services to the Company.

The parties also agreed that in or about December 2012, the Audit Committee and Board of Directors would review and reconsider for approval the Dionysos’ compensation for any future term(s).

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.145 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits

Exhibit No.	Description
10.145	Third Amendment to Financial Services and Business Development Consulting Agreement dated December 27, 2010, by and between Xfone, Inc. and Dionysos Investments (1999) Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: December 27, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director